Exhibit 13.1
CERTIFICATION
PURSUANT TO RULE 13A-14(B) UNDER THE SECURITIES EXCHANGE ACT OF 1934

In connection with the Annual Report of Golden Green Enterprises Limited (the “Company”) on Form 20-F for the year ended December 31, 2008 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Mingwang Lu, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. 1350, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition of the Company as of December 31, 2008 and results of operations of the Company for the year ended December 31, 2008.

/s/ Mingwang Lu
Name:	Mingwang Lu
Title:	Chief Executive Officer
Date:	July 15, 2009

The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of this Annual Report or as a separate disclosure document.